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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 July 30, 2003

Boston Properties, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13087 (Commission File Number)	04-2473675 (I.R.S. Employer Identification No.)
111 Huntington Avenue, Suite 300 Boston, Massachusetts 02199-7610 (Address of principal executive offices and zip code)

(617) 236-3300
(Registrant's telephone number, including area code)

ITEM 5. Other Events.

        Boston Properties, Inc. (the "Company") is revising its historical financial statements in connection with the adoption of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144") and SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). During 2003, the Company sold certain properties and in compliance with SFAS 144 has reported revenue, expenses and gain on sale from these properties as income from discontinued operations for each period presented in its quarterly report filed since the date of the sales (including the comparable period of the prior year). Under SEC requirements the same reclassification as discontinued operations required by SFAS 144 following the sale of properties is required for previously issued annual financial statements for each of the three years shown in the Company's last annual report on Form 10-K, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale. In addition, in accordance with SFAS 145, the Company has reclassified losses from the extinguishment of debt from extraordinary items to losses from continuing operations in its consolidated statements of operations for each of the three years shown in the Company's Form 10-K. These reclassifications have no effect on the Company's reported net income available to common shareholders or funds from operations ("FFO"). This Report on Form 8-K updates Items 6, 7, 8 and 15 of the Company's Form 10-K to reflect those properties sold during 2003 as discontinued operations and to reflect losses from extinguishments of debt as losses from continuing operations. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Index to Exhibit 99.1	Page Number
Selected Financial Data	1
Management's Discussion and Analysis of Financial Condition and Results of Operations	3
Financial Statements	19

ITEM 7. Exhibits.

Exhibit No.
23.1	Consent of Independent Accountants
99.1	Revised financial information for the years ended December 31, 2002, 2001 and 2000 for the adoption of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections"

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2003
BOSTON PROPERTIES, INC.
	By:	/s/ DOUGLAS T. LINDE Name: Douglas T. Linde Title: Chief Financial Officer

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SIGNATURES